UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

First Light Acquisition Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11110 Sunset Hills Road #2278 Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 503-9255

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	FLAGU	NYSE American LLC
Class A common stock, par value $0.0001 per share	FLAG	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FLAGW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2023, First Light Acquisition Group, Inc., a Delaware corporation (“FLAG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among FLAG, FLAG Merger Sub, Inc., a Nevada corporation and a direct, wholly owned subsidiary of FLAG (“Merger Sub”), Calidi Biotherapeutics, Inc., a Nevada corporation (the “Company” or “”Calidi”), First Light Acquisition Group, LLC, in the capacity as the representative of the stockholders of FLAG (the “Sponsor”) and Allan Camaisa, in the capacity as the representative of the stockholders to the Company.

Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation in the merger (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

The proposed Business Combination is expected to be consummated after the required approval by the stockholders of FLAG and the Company and the satisfaction of certain other conditions summarized below.

Merger Agreement

Merger Consideration

At the effective time of the Merger (the “Effective Time”), all shares of Calidi common stock outstanding immediately prior to the Effective Time, with certain exceptions, will be converted into (i) the right to receive shares of FLAG Class A Common Stock, par value $0.0001 per share (“FLAG Class A Common Stock”), and (ii) the contingent right to receive Escalation Shares (as described below).

The aggregate consideration to be paid to the securityholders of the Company (excluding for this purpose Company Options that remain unvested immediately following the Merger) will be based on an equity value of the Company of $250,000,000, subject to adjustment dependent upon (i) the difference in the Company’s “net debt” as of the Effective Time from a target “net debt” amount (the “Net Debt Adjustment”) and (ii) the achievement of certain pre-closing milestones, if any (as described below). As of the Effective Time, each outstanding Company option (whether vested or unvested) will be assumed by FLAG and automatically converted into an option for shares of FLAG common stock.

If, during the period between the execution of the Merger Agreement and the closing of the Transactions (the “Interim Period”), the Company enters into a revenue-generating definitive collaboration or out-license contract involving the Company’s technology (a “Pre-Closing Milestone Contract”), the Merger Consideration will be increased by an amount equal to the aggregate up-front cash payments received by the Company pursuant to any such Pre-Closing Milestone Contracts.

Following the closing of the Transactions (the “Closing”), as additional consideration for the Merger, FLAG will issue shares of FLAG Common Stock (“Escalation Shares”) to each holder of Calidi common stock immediately prior to the Effective Time (a “Company Stockholder”) in accordance with the following terms.

If at any time during the five (5) year period following the Closing (the “Escalation Period”), the last reported sale price of the shares of FLAG Common Stock as reported on NYSE American (or the exchange on which such shares are listed) for a period for any 20 days within any 30 consecutive day trading period (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), is:

•	greater than or equal to $12.00, each former Company Stockholder will be entitled to receive its pro rata share of 4,500,000 shares of FLAG Class A Common Stock;

•	greater than or equal to $14.00, each former Company Stockholder will be entitled to receive its pro rata share of 4,500,000 shares of FLAG Class A Common Stock;

•	greater than or equal to $16.00, each former Company Stockholder will be entitled to receive its pro rata share of 4,500,000 shares of FLAG Class A Common Stock; and

•	greater than or equal to $18.00, each former Company Stockholder will be entitled to receive its pro rata share of 4,500,000 shares of FLAG Class A Common Stock.

If, during the Escalation Period, there is a change of control pursuant to which FLAG or its stockholders have the right to receive consideration implying a value per share that is equal to or in excess of the above price targets, there will be an acceleration of the Escalation Period at the applicable target price.

To incentivize FLAG public stockholders not to redeem their shares, up to 2 million shares of FLAG Class A Common Stock will be made available to non-redeeming FLAG public stockholders on a pro rata basis, to be earned upon the achievement of the price targets described above (the “Non-Redeeming Continuation Shares”). For example, if a public stockholder owns 10% of the outstanding shares of FLAG Class A Common Stock prior to the redemption deadline, and such holder elects not to redeem its shares resulting in a pro rata release of freely useable cash to FLAG, such holder will be entitled to up to 200,000 shares upon the achievement of the price targets described above.

The Escalation Shares and the Non-Redeeming Continuation Shares will be placed in escrow and will be outstanding from and after the Closing, subject to cancellation if the applicable price targets are not achieved. While in escrow, the shares will be non-voting.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, formation and authority, (ii) authorization to enter into the Merger Agreement, (iii) approvals and consents, (iv) financial statements, (v) capital structure, (vi) undisclosed liabilities, (vii) real property, (viii) litigation and proceedings, (ix) material contracts, (x) taxes, (xi) title to assets, (xii) absence of changes, (xiii) environmental matters, (xiv) employee matters, (xv) licenses and permits, (xvi) compliance with laws (xvii) intellectual property and IT security, (xviii) governmental authorities and consents, (xix) insurance, and (xx) related party transactions. With certain exceptions, the representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the closing of the Transactions.

Covenants

The Merger Agreement contains customary covenants of the parties, including, among others, covenants providing for (i) the operation of the parties’ respective businesses in the ordinary course prior to consummation of the Transactions, (ii) FLAG’s and the Company’s efforts to satisfy conditions to consummation of the Transactions, (iii) FLAG and the Company to cease discussions for alternative transactions, (iv) FLAG to prepare and file a registration statement and a proxy statement (the “Registration Statement”) for the purpose of soliciting proxies from FLAG’s stockholders to vote in favor of certain matters (the “FLAG Stockholder Approval”), including the adoption of the Merger Agreement, approval of the Transactions, the amendment and restatement of FLAG’s certificate of incorporation and certain other matters at a special meeting to be called therefor (the “FLAG Special Meeting”), (v) the Company to convene a special meeting of its stockholders to approve certain matters, including the adoption of the Merger Agreement and approval of the Transactions (the “Company Stockholder Approval”), (vi) the protection of, and access to, confidential information of the parties and (vii) the parties’ efforts to obtain necessary approvals from governmental agencies. Holders of FLAG public stock will have the opportunity, in accordance with FLAG’s organizational documents, to have their shares of FLAG Class A Common Stock redeemed in conjunction with the FLAG stockholder vote on the matters to be approved at the FLAG Special Meeting.

Between the Interim Period, FLAG may enter into agreements with potential investors for equity financing (a “PIPE Investment”) for an aggregate amount of proceeds of up to $40,000,000 at a price and other terms and conditions mutually agreeable to the Company and FLAG, acting in good faith.

During the Interim Period, the Company is permitted to conduct offerings of Company common stock (through SAFEs or otherwise), convertible notes, or Company preferred stock convertible into Company common stock upon the consummation of the Merger, or any combination thereof, on commercially reasonable prices and terms consistent with past practices in an aggregate amount up to $40,000,000 (a “Permitted Company Equity Issuance”).

In the event that the Sponsor is required to transfer its founders shares and/or private placement warrants to incentivize investors in connection with a Permitted Company Equity Issuance, the proceeds of such equity issuance shall be used to satisfy the Minimum Cash Condition (as defined below) (a “Sponsor-Assisted Equity Issuance”).

The proceeds of any Permitted Company Equity Issuances that are not Sponsor-Assisted Equity Issuances will result in an increase in the Merger Consideration by including such proceeds in the definition of “Company Cash” in calculating the Net Debt Adjustment, unless the proceeds are used to pay certain liabilities of the Company, which will result in a corresponding reduction in the amount of Company cash.

Conditions to Closing

The consummation of the Transactions is subject to customary closing conditions for special purpose acquisition companies, including, among others: (i) approval by FLAG’s stockholders and the Company’s stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) no order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions being in force, (iv) FLAG having at least $5,000,001 of net tangible assets as of the closing of the Transactions, (v) appointment of the members of the post-combination board of directors, (vi) shares of FLAG’s common stock being listed on the NYSE American LLC or other stock exchange mutually agreed between FLAG and the Company, (vi) the Registration Statement becoming effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”) and (vii) customary bringdown conditions.

Additionally, the obligation of the Company to consummate the Transactions is conditioned upon the cash and cash equivalents to be released from the trust account of FLAG (after giving effect to the completion and payment of any redemption) plus the proceeds from any PIPE Investments, plus the proceeds from any Sponsor-Assisted Equity Issuance, less the amount of FLAG’s and the Company’s unpaid expenses, being equal to at least $15,000,000.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing of the Transactions, as follows:

i.	by mutual written consent of FLAG and the Company;

ii.

by either FLAG or the Company if any of the conditions to the closing of the Transactions have not been satisfied or waived by September 14, 2023 (the “Outside Date”), provided that such termination right shall not be available to a party if the breach or violation by such party or its affiliates of any representation, warranty, covenant or obligation under the Merger Agreement was the cause of, or resulted in, the failure of the closing of the Transactions to occur on or before the Outside Date;

iii.

by either FLAG or the Company if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

iv.	by either FLAG or the Company following the other party’s uncured breach (subject to certain materiality and notice qualifiers);

v.	by FLAG if there has been an event after the signing of the Merger Agreement that has had a material adverse effect on the Company and its subsidiaries taken as a whole that is continuing and uncured;

vi.	by either FLAG or the Company if the FLAG Special Meeting is held and the FLAG Stockholder Approval is not received;

vii.	by FLAG if the Company Stockholder Approval is not delivered to FLAG within 48 hours following the time at which the Registration Statement is declared effective under the Securities Act;

viii.

by FLAG if more than 5% of the issued and outstanding shares of common stock of the Company as of the Effective Time shall, in the aggregate, be (a) dissenting shares or (b) shares held by stockholders of the Company who, under the provisions of section 92A.380 of the Nevada Revised Statutes, as amended and in effect from time to time, remain entitled to exercise and perfect appraisal rights in respect of such shares; or

ix.

by FLAG if FLAG is required to liquidate for failure to complete a business combination before the time specified in its amended and restated certificate of incorporation, as it may be amended from time to time.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. It is not intended to provide any other factual information about FLAG, the Company, or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in FLAG’s public disclosures.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as exhibit 2.1 hereto.

Related Agreements

Voting and Lock-Up Agreement

In connection with the execution of the Merger Agreement, FLAG entered into the Voting and Lock-Up Agreement (the “Voting and Lock-Up Agreement”) with certain holders of Calidi common stock (each, a “Significant Company holder”). Pursuant to the Voting and Lock-Up Agreement, each Significant Company Holder agreed to, among other things, (a) execute and deliver an irrevocable written consent approving (i) the Merger Agreement, Transaction Agreements and the Transactions (including the Merger) and (ii) any other matters necessary or appropriate in order to effect the Merger and the other transactions contemplated by the Merger Agreement within forty-eight (48) hours following the time the Registration Statement is declared effective and (b) be bound by certain transfer restrictions with respect to the FLAG Class A Common Stock received by them in the Merger following the closing of the Transactions. The foregoing description of the Voting and Lock-Up Agreement is not complete and is qualified in its entirety by reference to the Voting and Lock-Up Agreement, the form of which is filed as exhibit 10.1 hereto.

Sponsor Agreement

In connection with the execution of the Merger Agreement, FLAG, the Company, Sponsor and the other parties thereto entered into the Sponsor Agreement (“Sponsor Agreement”), pursuant to which, among other things, Sponsor, Metric Finance Holdings I, LLC (“Metric”) and the directors and officers of FLAG agreed, among other things, (a) to vote any shares of FLAG’s Common Stock held by such party in favor of the Business Combination proposal and other proposals to be presented to FLAG stockholders at the FLAG Special Meeting, (b) not to redeem any shares of FLAG’s Class A Common Stock or FLAG’s Class B common stock, par value $0.0001 per share (the “FLAG Class B Common Stock” and, together with FLAG’s Class A Common Stock, the “FLAG Common Stock”) in connection with the redemption, (c) to be bound by certain lock-up restrictions with respect to the FLAG Class A Common Stock of each holder from and after the Merger, and (d) to make available certain FLAG Class B Common Stock and private placement warrants of FLAG to incentivize PIPE investors between signing and closing of the Transactions. The foregoing description of the Sponsor Agreement is not complete and is qualified in its entirety by reference to the Sponsor Agreement, which is filed as exhibit 10.2 hereto.

Registration Rights Agreement

In connection with the Transactions, FLAG, the Company, the Sponsor, Metric, the Significant Company Holders and certain other parties thereto agreed to enter into the Registration Rights Agreement (“Registration Rights Agreement”) upon the consummation of the Transactions, pursuant to which, holders and their permitted transferees will have the right to require FLAG immediately following the Merger Agreement (“New Calidi”), at New Calidi’s expense, to (a) file a registration statement in respect of the resale of the FLAG Class A Common Stock that they hold within 30 business days following the closing date of the Transactions and on customary terms for a transaction of this type, and (b) customary registration rights, including demand, piggy-back and shelf registration rights. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, the form of which is filed as exhibit 10.3 hereto.

Item 7.01	Regulation FD Disclosure.

On January 9, 2023, FLAG and the Company issued a press release (the “Press Release”) announcing the Transactions. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated January 9, 2023, that will be used by FLAG with respect to the Transactions.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of FLAG under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” as well as similar terms, are forward-looking in nature. The forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Calidi will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Calidi’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; the outcome of any legal proceedings that may be instituted against FLAG, Calidi, the combined company or others following the announcement of the Business Combination, the PIPE Investment proposed to be consummated concurrently with the Business Combination, and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of FLAG, the inability to complete any PIPE Investment or other financing needed to complete the Business Combination, or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Calidi as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; costs related to the Business Combination; changes in applicable laws or regulations; the evolution of the markets in which Calidi competes; the inability of Calidi to defend its intellectual property and satisfy regulatory requirements; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; the risk of downturns and a changing regulatory landscape in the highly competitive pharmaceutical industry; the impact of potential global conflicts (including the current conflict in Ukraine) may have on capital markets or on Calidi’s or FLAG’s business; the impact of the COVID-19 pandemic on Calidi’s business; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in FLAG’s final prospectus dated September 9, 2021 and Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022, and the risks and uncertainties indicated in the Registration Statement and the definitive proxy statement to be delivered to FLAG’s shareholders, including those set forth under “Risk Factors” therein, and other documents filed or to be filed with the SEC by FLAG.

Additional Information and Where to Find It

FLAG intends to file with the SEC the Registration Statement, which will include a preliminary proxy statement of FLAG, and a prospectus in connection with the proposed business combination transaction involving FLAG and Calidi. The definitive proxy statement and other relevant documents will be mailed to FLAG shareholders as of a record date to be established for voting on the Business Combination. FLAG securityholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with FLAG’s solicitation of proxies for the special meetings to be held to approve the Business Combination because these documents will contain important information about FLAG, Calidi, and the Business Combination. Investors, securityholders and other interested persons will also be able to obtain copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by FLAG, once such documents are filed, free of charge, on the SEC’s website at www.sec.gov or by directing a request to: First Light Acquisition Group, Inc., 11110 Sunset Hills Road #2278, Reston, VA 20190.

Participants in the Solicitation

FLAG and Calidi and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. FLAG shareholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of FLAG in FLAG’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from FLAG’s shareholders in connection with the proposed business combination will be included in the definitive proxy statement/prospectus that FLAG intends to file with the SEC.

No Offer or Solicitation

This communication does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to buy any security of Calidi, FLAG or any of their respective affiliates. There shall not be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the laws of such other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 9, 2023, by and among First Light Acquisition Group, Inc., FLAG Merger Sub, Inc., Calidi Biotherapeutics, Inc., First Light Acquisition Group, LLC and Allan Camaisa.

10.1	Form of Voting and Lock-Up Agreement, dated as of January 9, 2023, by and among First light Acquisition Group, Inc., Calidi Biotherapeutics, Inc. and certain holders of Calidi Biotherapeutics, Inc.

10.2	Sponsor Agreement, dated as of January 9, 2023, by and among First Light Acquisition Group, Inc., Calidi Biotherapeutics, Inc., First Light Acquisition Group, LLC and certain other parties thereto.

10.3	Form of Registration Rights Agreement, by and among First Light Acquisition Group, Inc., Calidi Biotherapeutics, Inc., First Light Acquisition Group, LLC and Metric Finance Holdings I, LLC.

99.1	Press Release of First Light Acquisition Group, Inc., dated January 9, 2023.

99.2	Investor Presentation of FLAG dated January 9, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Light Acquisition Group, Inc.

Dated: January 9, 2023

	By:	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Chief Financial Officer